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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT


The Board of Directors
EPIX Holdings Corporation:

We consent to the use of our report dated April 26, 2004, with respect to the consolidated balance sheet of EPIX Holdings Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG LLP


Tampa, Florida
May 3, 2004